PROMISSORY NOTE

$6,000 USD                            Vancouver, British Columbia
                                                     May 30, 2003
BACKGROUND

PortalToChina.com, Inc. is a Nevada corporation, having a head office located at 1802-888 Pacific Street, in Vancouver, British Columbia. It has authorized 100,000,000 common shares having a par value of $0.0001 per share, and issued 5,500,000 such shares. The corporate officers are Paul Fong (President) and Caroline Rechia (Secretary).

PortalToChina.com, Inc. is engaged in the business of operating an Internet portal featuring Chinese business information. It requires the sum of $6,000 USD for startup capital in order to make an offering to the public of 2,500,000 shares at $0.05 per share.

FOR VALUE RECEIVED, the undersigned, promises to pay to the order of Paul Fong at, or at such other place as the holder of this Note may from time to time designate, the principal sum of SIX THOUSAND DOLLARS ($6,000) with interest on the unpaid principal balance from time to time outstanding at the rate of THREE PERCENT (3%) per annum until paid, commencing on the date hereof.

Principal and interest under this Note shall be due and payable on May 31, 2005, on which day all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.

The undersigned agrees that time is of the essence and that in the event payment of principal under this Note is not made when due, giving effect to any grace period which may be applicable, the outstanding principal balance hereof shall immediately bear interest at the rate of FIVE PERCENT (5%) per annum for so long as such event of default continues.

All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, fulfillment of any provision hereof or any instrument securing this Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.

If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys' fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note. As used herein, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a cheque shall not, in itself, constitute payment hereunder unless and until paid in good funds.

This Note is to be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada as they may apply therein. In any action brought under or arising out of this Note, the undersigned hereby consents to the in personam jurisdiction of the Supreme Court of British
Columbia sitting in Vancouver, British Columbia, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by British Columbia law.

THE UNDERSIGNED HEREBY WAIVES, AND COVENANTS THAT THE UNDERSIGNED WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY
JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

IN WITNESS WHEREOF, Payor has caused this Promissory Note to be signed on the date first above written.


SIGNED SEALED and DELIVERED by     )
PORTALTOCHINA.COM, INC.. in the presence of: )    PORTALTOCHINA.COM, INC.
                               )
Name: T. Mills                 )
                               )
Address: 2708-939 Homer St., Vancouver, BC                  )    per:      /s/
Paul Fong
                               )        Paul Fong
Occupation: Businessperson     )        President